EXHIBIT 23(a)


                     CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Shareholders
Fund American Enterprises Holdings, Inc.:

We consent to the incorporation by reference in the registration statements, as amended, No. 33-5287 on Form S-8 pertaining to the Long-Term Incentive Plan, No. 33-54006 on Form S-3 pertaining to the Medium-Term Notes Series A, No. 33-54749 on Form S-3 pertaining to Common Stock Warrants, No. 333-30233 on Form S-8 pertaining to Valley Group Employees' 401(k) Savings Plan, No. 333-13027 on Form S-8 pertaining to the Source One Mortgage Services Corporation Employee Stock Ownership and 401(k) Plan of our report dated January 29, 1998 with respect to the consolidated balance sheet of the Company as of December 31, 1997, and the related consolidated income statement and consolidated statements of shareholders' equity and cash flows and the related schedule for the year ended December 31, 1997, which report appears in the Company's 1997 Annual Report on Form 10-K.


                                                     /s/  KPMG Peat Marwick LLP
Hartford, Connecticut
March 27, 1998